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                                   [ABFS Logo]



                                                                   April 1, 2001

Mr. John Smith
123 Main Street
Anytown, PA 19101

Dear Investor:

         Enclosed please find our current Prospectus, which contains updated financial information. This replaces the Prospectus dated October 30, 2000.

         An ABFS Investment Note may be a good way for you to add a fixed investment to your overall portfolio. And, investing is as easy as 1--2--3!

         1.  Read the Prospectus carefully.
         2. Review the Rate Supplement and choose the rate and term that best suits your investment objectives.
         3. Complete the Investor Order Form and return it with your check made payable to "American Business Financial Services, Inc." in the enclosed postage-paid envelope.

         For your convenience, an additional order form is enclosed.

         Again, we thank you for your interest. If you have any further questions, please call us toll-free at 1-800-776-4001.

                              Sincerely,



                              Ray Bucceroni               Jerry Rappaport
                              Senior Vice President       Senior Vice President






Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

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
Investor Order Form
(Please place completed form in the enclosed prepaid envelope)

     INVESTOR: Please indicate your investment order below. Fill in all terms and amounts.

Investment Notes
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Enclosed is my check for the purchase of an American             I have indicated below the amount I wish to invest for each term
Business Financial Services, Inc. Investment Note(s).            selected:
($1,000 minimum per note.)
                                                                 Term                          Amount $
                                                                 ----------------------------  ------------------------------------
Please check one of the following interest payment options:      Term                          Amount $
[ ] Compound interest daily and pay at maturity.                 ----------------------------  ------------------------------------
    If no interest option is checked, interest will be           Term                          Amount $
    compounded daily and paid at maturity.                       ----------------------------  ------------------------------------
[ ] Compound interest daily and pay interest by check.           Term                          Amount $
    (on maturities of 12 months or longer).                      ----------------------------  ------------------------------------
    [ ] Monthly  [ ] Quarterly  [ ] Semi-Annually                The TOTAL amount of my INVESTMENT NOTE purchase is $______________
    [ ] Annually                                                 Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement are fixed until maturity.
Money Market Notes
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Enclosed is my check for the purchase of an American Business Financial Services, Inc. Investment Money Market Note(s).
Initial Rate is established at the date of purchase and is calculated as set forth in the current Prospectus.

The TOTAL amount of my MONEY MARKET NOTE purchase is $__________________ (minimum $1,000).
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These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principal and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.

                                INVESTOR: Please print all information below to complete your order.
                                                                                                                        00000000000
Registration information
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Registered Owner                                                           SSN/EIN
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Telephone Number (include area code)                                       Date of Birth
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Street Address
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City                                    State                              Zip
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Second Joint Owner (if applicable)                                         SSN
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Beneficiary Name                                                           Beneficiary SSN
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Custodians Name (Only one allowed by Law)
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Minors Name                                                                Minors SSN
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Under the Uniform Gifts to Minors Act

Signature Verification
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Under penalties of perjury, I certify that:
1.   The social security number shown on this form is correct.
2.   I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest on dividends, or the IRS has notified me that
     I am no longer subject to backup withholding. Only cross out subpart (2) if you are subject to backup withholding.
3.   I am a bona fide resident of the state listed above.
4.   I have received a copy of the Prospectus dated October 30, 2000.

Signature of Registered Owner                                                                       Date
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Joint Signature (if applicable)                                                                     Date
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Payment Instructions
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Make your checks payable to: American Business Financial Services, Inc.                                            [LOGO]
Investor Services * BalaPointe Office Centre * 111 Presidential Boulevard * Bala Cynwyd, PA 19004

This application is neither an offer to sell nor an offer to buy Subordinated Investment Notes. Such an offer can only be made by
Prospectus accompanied by a Rate Supplement.                                                                            00000000000
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The Investment Information You Requested is Enclosed

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           American Business Financial Services, Inc. Investment Notes
                                 Rate Supplement
                    Prospectus Supplement dated XX/XX/XX
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                                                 ANNUAL                             BONUS            BONUS
   TERM                        RATE              YIELD*             BONUS            RATE            YIELD*
--------------------------------------------------------------------------------------------------------------
3-5 mos.                        8.00%             8.32%               0.00%           0.00%             0.00%
6-11 mos.                       9.00%             9.41%               0.00%           0.00%             0.00%
12-17 mos.                     11.34%            12.00%               0.00%           0.00%             0.00%
15 mos.                        11.35%            12.01%                N/A             N/A               N/A
18-23 mos.                     10.75%            11.34%               0.00%           0.00%             0.00%
24-29 mos.                     11.00%            11.62%               0.00%           0.00%             0.00%
30-35 mos.                     11.50%            12.18%               0.00%           0.00%             0.00%
36-47 mos.                     11.50%            12.18%               0.00%           0.00%             0.00%
48-59 mos.                     11.60%            12.29%               0.00%           0.00%             0.00%
60-119 mos.                    11.75%            12.46%               0.00%           0.00%             0.00%
120 mos.                       11.90%            12.63%               0.00%           0.00%             0.00%
Money Market Note               6.15%             6.34%                 --              --                --
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      Minimum investment for Investment Notes and Money Market Notes $1,000

                               [GRAPHIC OMITTED]

                             For information, call
                                 1-800-776-4001

Bala Pointe Office Center   111 Presidential Boulevard    Bala Cynwyd, PA  19004

                               www.ABFSonline.com

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated XXXXXX XX, XXXX delivered in conjunction with this Rate Supplement dated XXXXXX XX, XXXX. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes.

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investment Notes are available through XXXXXX XX, XXXX. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes. You may obtain an additional copy of the Prospectus dated XXXXXX XX, XXXX, free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.